Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille Deltek, Inc. 703.885.9423 davespille@deltek.com	Patrick Smith Deltek, Inc. 703.885.9062 patricksmith@deltek.com

DELTEK REPORTS Q3 EPS OF $0.10 AND NON-GAAP EPS OF $0.15

GAAP Net Income Increases 35% and Non-GAAP Net Income Increases 29% from Prior Quarter

Non-GAAP Operating Margin Improves to 24%

HERNDON, Va. – October 29, 2009 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, today announced financial results for its third quarter ended September 30, 2009.

Total revenue for Q3 was $64.1 million, compared to $69.4 million in Q2 2009. Q2 total revenue included $3.4 million of other revenue associated with fees generated from the Company’s annual customer conference held in May. License revenue for Q3 was $12.7 million, compared to $15.8 million in Q2. Maintenance and support revenue in Q3 was $31.6 million, an increase from $31.0 million in Q2. Consulting services revenue for Q3 was $19.7 million, an increase from $19.2 million in the prior quarter.

Q3 GAAP net income increased 35% to $6.6 million, from $4.9 million in the prior quarter, and non-GAAP net income increased 29% to $9.9 million, from $7.6 million in Q2. Q3 GAAP EPS was $0.10, compared with $0.09 in Q2 and non-GAAP EPS was $0.15, compared with $0.14 in Q2. Q3 cash flow from operations increased 22% from Q2 to $18.6 million, resulting in a cash balance of $130.4 million at September 30, 2009.

“Our continuing focus on margin expansion and cost control drove our double-digit profit growth and strong cash flow,” said Kevin Parker, president and CEO of Deltek. “While near-term predictability for license revenue remains challenging across the software industry, we remain very engaged with our customers and our pipelines continue to be strong in all segments of our business. During the quarter, we saw a significant increase in new customer activity in our A&E and professional services vertical market.”

“Throughout 2009, we have successfully maintained our strong profitability, significantly strengthened our balance sheet, increased cash flow and delivered innovative products to market. As a result of these accomplishments, we are well positioned for Q4 and 2010.”

When compared to prior year results, total revenue for Q3 was $64.1 million, compared to $71.0 million in 2008. License revenue for Q3 was $12.7 million, compared to $18.5 million in 2008. Maintenance and support revenue in Q3 was $31.6 million, an increase from $29.3 million in 2008. Consulting services revenue for Q3 was $19.7 million, compared to $23.1 million in the prior year. Other revenues were insignificant in both Q3 2009 and Q3 2008.

GAAP net income for the third quarter was $6.6 million, or $0.10 per share, compared to $8.0 million, or $0.17 per share, last year. Non-GAAP net income for Q3 was $9.9 million, or $0.15 per share, compared to $10.3 million, or $0.22 per share, in Q3 2008.

Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges.

The per share amounts in this press release refer to diluted per share figures.

Q3 Highlights

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During the quarter, Deltek amended and extended the Credit Agreement governing its term loans and revolving credit facility. Under the amended Credit Agreement, $129.4 million of the Company’s existing term loans were extended by two years to April 2013. The remaining $50.2 million of the Company’s existing term loans will mature in April 2011, with four equal quarterly installments beginning September 30, 2010.

Under the amended Credit Agreement, the Company also extended by three years $22.5 million of the Company’s $30 million revolving credit facility. That portion will now expire in April 2013. The remaining $7.5 million of the Company’s revolving credit facility will expire in April 2010. The Company extended the term loans and revolving credit facility to maximize financial flexibility and to improve upon an already strong balance sheet.

•

Deltek appointed Jim Dellamore as its new Executive Vice President, Global Services. In this position, Mr. Dellamore is responsible for the strategic and operational direction of Deltek’s Global Services organization. Mr. Dellamore brings over 30 years of experience to Deltek, and prior to his arrival at the Company, he held senior management positions with GXS and Oracle Corporation.

•

Deltek announced that Goba (Pty) Limited, one of South Africa’s leading engineering firms, selected Deltek Vision to win more business, streamline their back-office and successfully manage large, complex projects. Goba joins an expanding group of customers in this region, demonstrating the momentum that Deltek Vision is experiencing in the growing South African marketplace.

•

Deltek announced that numerous customers, including ATK, Camber Corporation, and Comprehensive Health Services, have purchased AppGRC for Deltek Costpoint since the solution was released. Government contractors leverage the powerful solution to automate the monitoring of key Costpoint data, making it easier to provide persuasive audit evidence for DCAA, SOX and other regulatory compliance. With the Federal Government’s growing emphasis on contractor transparency, AppGRC enables Deltek customers to protect their information and respond to auditor requests quickly, significantly reducing the overall cost of compliance.

Impact of Common Stock Rights Offering on Historical Shares Outstanding

In accordance with ASC 260-Earnings Per Share, for purposes of computing the basic and diluted weighted average shares, results for both 2009 and 2008 have been adjusted prior to June 1, 2009 to

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reflect the bonus element associated with the Company’s June 2009 common stock rights offering. A summary of these retroactive changes is available on the Investor Relations section of Deltek’s website.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s third quarter results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through November 5, 2009 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 35743831). The replay also will be available through November 5, 2009 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA.

The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of operating results from period-to-period, enhance the overall understanding of the Company’s financial performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past

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and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by management to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors.

There may be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Software license fees	$12,711	$18,508	$39,695	$57,647
Consulting services	19,737	23,060	59,019	69,650
Maintenance and support services	31,648	29,324	93,232	85,675
Other revenues	18	58	3,530	4,697

Total revenues	64,114	70,950	195,476	217,669

COST OF REVENUES:
Cost of software license fees	1,198	1,672	4,421	4,939
Cost of consulting services	16,716	18,277	50,173	57,632
Cost of maintenance and support services	5,493	5,438	16,762	15,864
Cost of other revenues	26	39	4,674	5,146

Total cost of revenues	23,433	25,426	76,030	83,581

GROSS PROFIT	40,681	45,524	119,446	134,088

Research and development	10,854	11,761	32,498	34,710
Sales and marketing	10,396	13,637	32,568	39,353
General and administrative	8,712	8,753	26,029	24,693
Restructuring charge (benefit)	552	(61)	3,100	991

Total operating expenses	30,514	34,090	94,195	99,747

INCOME FROM OPERATIONS	10,167	11,434	25,251	34,341

Interest income	13	168	35	618
Interest expense	(1,917)	(2,454)	(4,899)	(8,408)
Other expense, net	(29)	(60)	(8)	(261)

INCOME BEFORE INCOME TAXES	8,234	9,088	20,379	26,290
Income tax expense	1,627	1,063	6,217	8,821

NET INCOME	$6,607	$8,025	$14,162	$17,469

EARNINGS PER SHARE
Basic	$0.10	$0.17	$0.26	$0.38

Diluted	$0.10	$0.17	$0.26	$0.37

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	63,611	46,586	54,320	46,547

Diluted weighted average shares	64,808	47,605	54,967	47,795

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$130,388	$35,788
Accounts receivable, net of allowance of $3,033 and $2,195 at September 30, 2009 and December 31, 2008, respectively	38,262	47,747
Deferred income taxes	4,253	4,635
Prepaid expenses and other current assets	6,338	6,874
Income taxes receivable	651	846

TOTAL CURRENT ASSETS	179,892	95,890

PROPERTY AND EQUIPMENT, NET	12,171	14,639
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	826	1,438
LONG-TERM DEFERRED INCOME TAXES	6,860	4,125
INTANGIBLE ASSETS, NET	13,942	17,396
GOODWILL	57,829	57,654
OTHER ASSETS	3,218	2,130

TOTAL ASSETS	$274,738	$193,272

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt	$13,952	$10,154
Accounts payable and accrued expenses	25,362	28,734
Accrued liability for redemption of stock in recapitalization	317	317
Deferred revenues	35,667	21,296

TOTAL CURRENT LIABILITIES	75,298	60,501

LONG-TERM DEBT	165,329	182,661
OTHER TAX LIABILITIES	1,591	1,003
OTHER LONG-TERM LIABILITIES	3,088	2,917

TOTAL LIABILITIES	245,306	247,082

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at September 30, 2009 or December 31, 2008	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 65,944,975 and 43,474,220 shares at September 30, 2009 and December 31, 2008, respectively	66	43
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at September 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	245,773	177,249
Accumulated deficit	(215,743)	(229,905)
Accumulated other comprehensive deficit	(664)	(1,197)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	29,432	(53,810)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$274,738	$193,272

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,162	$17,469
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,274	1,000
Depreciation and amortization	8,045	7,143
Amortization of debt issuance costs	701	595
Write down of acquired in process research and development	—	290
Stock-based compensation expense	6,230	5,925
Employee stock purchase plan expense	1,821	234
Restructuring charge, net	818	63
Loss on disposal of fixed assets	23	346
Deferred income taxes	(2,818)	(2,455)

Change in assets and liabilities, net of effects from acquisition:
Accounts receivable, net	7,416	6,907
Prepaid expenses and other assets	935	1,555
Accounts payable and accrued expenses	(3,469)	(2,638)
Income taxes receivable	175	(3,092)
Excess tax benefit from stock awards	(61)	(71)
Other tax liabilities	588	374
Other long-term liabilities	(631)	(456)
Deferred revenues	15,012	(166)

Net Cash Provided by Operating Activities	51,221	33,023

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	—	(17,424)
Purchase of property and equipment	(1,863)	(5,000)
Capitalized software development costs	(150)	(261)

Net Cash Used in Investing Activities	(2,013)	(22,685)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	58,228	—
Proceeds from exercise of stock options	759	230
Excess tax benefit from stock awards	61	71
Proceeds from issuance of stock under employee stock purchase plan	2,015	712
Offering costs paid for 2007 sale of common stock in initial public offering	—	(275)
Payments for deferred financing costs	(2,336)	—
Repayment of debt	(13,534)	—

Net Cash Provided by Financing Activities	45,193	738

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	199	(7)

NET INCREASE IN CASH AND CASH EQUIVALENTS	94,600	11,069

CASH AND CASH EQUIVALENTS—Beginning of period	35,788	17,091

CASH AND CASH EQUIVALENTS—End of period	$130,388	$28,160

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (GAAP Basis)	$6,607	$8,025	$14,162	$17,469
Income Tax Expense	1,627	1,063	6,217	8,821

Pre-Tax Income (GAAP Basis)	8,234	9,088	20,379	26,290
Adjustments:
Stock-based Compensation	3,799	2,337	8,140	6,160
Recapitalization Retention Expense	—	157	152	451
Amortization of Acquired Intangibles	1,054	1,327	3,491	3,162
Restructuring Charge	552	(61)	3,100	991

Adjusted Pre-Tax Income	13,639	12,848	35,262	37,054

Less: Adjusted Income Tax Expense	3,757	2,544	12,081	13,062

Non-GAAP Net Income	$9,882	$10,304	$23,181	$23,992

Non-GAAP Earnings Per Share (diluted)	$0.15	$0.22	$0.42	$0.50

Weighted Average Shares	64,808	47,605	54,967	47,795

RECONCILIATION OF GAAP OPERATING INCOME AND

OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009		2008		2009		2008
Operating Income and Margin - GAAP	$10,167	16%	$11,434	16%	$25,251	13%	$34,341	16%
Plus: Stock-based Compensation and Recapitalization Retention Expense	3,799		2,494		8,292		6,611
Plus: Amortization of Acquired Intangibles	1,054		1,327		3,491		3,162
Plus: Restructuring Charge	552		(61)		3,100		991

Operating Income and Margin - Non-GAAP	$15,572	24%	$15,194	21%	$40,134	21%	$45,105	21%

Total Revenues	$64,114		$70,950		$195,476		$217,669

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (GAAP Basis)	$6,607	$8,025	$14,162	$17,469
Stock-based Compensation	3,799	2,337	8,140	6,160
Recapitalization Retention Expense	—	157	152	451
Depreciation	1,255	1,191	3,796	3,315
Amortization	1,262	1,662	4,254	4,135
Interest Expense, net	1,904	2,286	4,864	7,790
Income Tax Provision	1,627	1,063	6,217	8,821
Restructuring Charge	552	(61)	3,100	991

Adjusted EBITDA	$17,006	$16,660	$44,685	$49,132

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of Software License Fees	$—	$1	$—	$3
Cost of Consulting Services	932	425	1,778	1,214
Cost of Maintenance and Support Services	308	73	513	(18)
Research and Development	884	545	1,880	1,496
Sales and Marketing	705	512	1,506	1,404
General and Administrative	970	938	2,615	2,512

Total	$3,799	$2,494	$8,292	$6,611

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of Software License Fees	$155	$307	$773	$992
Cost of Consulting Services	20	20	59	59
Research and Development	—	290	—	290
Sales and Marketing	874	692	2,617	1,766
General and Administrative	5	18	42	55

Total	$1,054	$1,327	$3,491	$3,162

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of Software License Fees	$365	$646	$1,546	$1,973
Cost of Consulting Services	362	593	1,213	1,346
Cost of Maintenance and Support Services	205	274	630	528
Research and Development	401	460	976	980
Sales and Marketing	1,058	752	3,246	2,246
General and Administrative	126	128	439	377

Total	$2,517	$2,853	$8,050	$7,450